ADVISORY AGREEMENT

THIS AGREEMENT, made as of April 30, 2007, among Morgan Stanley Managed Futures Kaiser I, LLC, a Delaware limited liability company (the “Trading Company”), Demeter Management Corporation, a Delaware corporation (the “Trading Manager”), and Kaiser Trading Group Pty. Ltd., a private company organized under the laws of Australia (the “Trading Advisor”).

W I T N E S S E T H :

WHEREAS, the Trading Company has been organized pursuant to a Certificate of Formation filed with Secretary of State of the State of Delaware on April 4, 2007 (the “Certificate of Formation”) and an operating agreement (the “Operating Agreement”) to, among other things, directly or indirectly through a commodity trading advisor, trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, exchange of futures contracts for physicals transactions, exchange of physicals for futures contracts transactions, and any rights pertaining thereto, whether traded on an organized exchange or otherwise (hereinafter referred to collectively as “futures interests;” provided, however, such definition shall exclude securities futures products as defined by the Commodity Futures Trading Commission (“CFTC”), options in securities futures and options in equities) and securities (such as United States Treasury securities) approved by the CFTC for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto;

WHEREAS, the Trading Company is a commodity pool operated by the Trading Manager in which other commodity pool investment vehicles sponsored and/or managed by the Trading Manager and/or its affiliates will invest (each such investment vehicle, a “Member,” and collectively, the “Members”);

WHEREAS, the principals of the Trading Advisor have extensive experience trading in futures interests and the Trading Advisor is willing to provide the services and undertake the obligations as set forth herein;

WHEREAS, the Trading Company and the Trading Manager each desires the Trading Advisor to act as a trading advisor for the Trading Company and to make investment decisions with respect to futures interests for the Trading Company and the Trading Advisor desires so to act; and

WHEREAS, the Trading Company, the Trading Manager and the Trading Advisor wish to enter into this Agreement which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will conduct the Trading Company’s futures interest trading.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Undertakings in Connection with the Continuing Offering of Units.

    (a) The Trading Advisor agrees with respect to the continuing offering of interests (“Units”) in the Members: (i) to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading systems, methods and strategies (subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the secrecy of Proprietary Information (as defined in Section 1(c) hereof) concerning such systems, methods and strategies), any client accounts over which it has discretionary trading authority (other than the names of or identifying information with respect to any such clients), and otherwise, as the Members may reasonably require (x) in connection with any Member’s offering materials (collectively, the “Offering Memoranda”) as required by Rule 4.21 of the regulations under the Commodity Exchange Act (the “CEAct”), including in connection with any amendments or supplements thereto, or (y) to comply with any other applicable law or rule or regulation, including those of the CFTC, the National Futures Association (the “NFA”) or any other regulatory or self-regulatory body, exchange, or board with jurisdiction over its members (or to comply with the reasonable request of the aforementioned organizations); and (ii) to otherwise cooperate with the Trading Company, the Trading Manager and the Members by providing information regarding the Trading Advisor in connection with the preparation of the Offering Memoranda, including any amendments or supplements thereto, as part of making application for registration of the Units under the securities or blue sky laws of any jurisdictions, including foreign jurisdictions, as the Members may deem appropriate; provided that all such disclosures are subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the secrecy of Proprietary Information concerning its clients, systems methods and strategies. As used herein, unless otherwise provided, the term “principal” shall have the meaning as defined in Rule 4.10(e) of the CFTC’s regulations and the term “affiliate” shall mean an individual or entity that directly or indirectly controls, is controlled by, or is under common control with, such party.

    (b) If the Trading Advisor becomes aware of any materially untrue or misleading statement or omission regarding itself or any of its principals or affiliates in the Disclosure Document (as defined in Section 18 hereof), or of the occurrence of any event or change in circumstances which would result in there being any materially untrue or misleading statement or omission in the Disclosure Document regarding itself or any of its principals or affiliates, the Trading Advisor shall promptly notify the Trading Manager and shall cooperate with the Trading Manager in the preparation of any necessary amendments or supplements to the Offering Memoranda. Neither the Trading Advisor nor any of its principals, or affiliates, or any stockholders, officers, directors, or employees shall distribute the Offering Memoranda or selling literature or shall engage in any selling activities whatsoever in connection with the continuing offering of Units except as may be specifically approved by the Trading Manager and agreed to by the Trading Advisor.

             (c) For purposes of this Agreement, and notwithstanding any of the provisions hereof, all non-public information relating to the Trading Advisor including, but not limited to, records, whether original, duplicated, computerized, handwritten, or in any other form, and information contained therein, business and/or marketing and/or sales plans and proposals, names of past and current clients, names of past, current and prospective contacts, trading methodologies, systems, strategies and programs, trading advice, trading instructions, results of proprietary accounts, training materials, research data bases, portfolios, and computer software, and all written and oral information, furnished by the Trading Advisor to the Trading Company, the Trading Manager, the Members and/or their officers, directors, employees, agents (including, but not limited to, attorneys, accountants, consultants, and financial advisors) or controlling persons (each a “Recipient”), regardless of the manner in which it is furnished, together with any analysis, compilations, studies or other documents or records which are prepared by a Recipient of such information and which contain or are generated from such information, regardless of whether explicitly identified as confidential, with the exception of information which (i) is or becomes generally available to the public other than as a result of acts by the Recipient in violation of this Agreement, (ii) is in the possession of the Recipient prior to its disclosure pursuant to the terms hereof, (iii) is or becomes available to the Recipient from a source that is not bound by a confidentiality agreement with regard to such information or by any other legal obligation of confidentiality prohibiting such disclosure, or (iv) that is independently developed by the Recipient without use of the confidential information described in this Section 1(c), are and shall be confidential information and/or trade secrets and the exclusive property of the Trading Advisor (“Confidential Information” and/or “Proprietary Information”).

          (d) The Trading Company and the Trading Manager each warrants and agrees that they and their respective officers, directors, members, equity holders, employees and agents (including for purposes of this Agreement, but not limited to, attorneys, accountants, consultants, and financial advisors) will protect and preserve the Confidential Information and will disclose Confidential Information or otherwise make Confidential Information available only to the Trading Company’s or the Trading Manager’s officers, directors, members, equity holders, employees and agents (including for purposes of this Agreement, but not limited to, attorneys, accountants, consultants, and financial advisors), who need to know the Confidential Information (or any part of it) for the purpose of satisfying their fiduciary, legal, reporting, filing or other obligations hereunder or to monitor performance in the account during the term of this Agreement or thereafter, or to the Trading Company, Trading Manager or a Recipient, as the case may be, is required to disclose such Confidential Information due to a fiduciary obligation or legal or regulatory request. Additionally, the Trading Company and the Trading Manager each warrants and agrees that it and any Recipient will use the Confidential Information solely for the purpose of satisfying the Trading Company’s or the Trading Manager’s obligations under this Agreement and not in a manner which violates the terms of this Agreement.

          2.  Duties of the Trading Advisor.

          (a) Upon the commencement of trading operations on or about July 1, 2007 by the Trading Advisor on behalf of  the Trading Company, the Trading Advisor hereby agrees to act as a Trading Advisor for the Trading Company and, as such, shall have authority and responsibility for directing the investment and reinvestment of the Trading Company’s assets, which shall consist of the Trading Company’s Net Assets (as defined in Section 5(c) hereof) plus “notional” funds, if any, as specified in writing by the Trading Manager and consented to by the Trading Advisor (the “Assets”), on the terms and conditions and in accordance with the prohibitions and the trading policies set forth in Exhibit A to this Agreement as amended from time to time and provided in writing to the Trading Advisor by the Trading Manager (the “Trading Policies”); provided, however, that the Trading Manager may override the instructions of the Trading Advisor without notice to the Trading Advisor to the extent necessary (i) to comply with the Trading Policies and with applicable speculative position limits, (ii) to fund any distributions or redemptions, (iii) to pay the Trading Company’s expenses, (iv) to the extent the Trading Manager believes doing so is necessary for the protection of the Trading Company, (v) to terminate the futures interest trading of the Trading Company with the Trading Advisor, or (vi) to comply with any applicable law or regulation. The Trading Manager agrees not to override any such instructions for the reasons specified in clauses (ii) or (iii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the Trading Manager to make the necessary amount of funds available to the Trading Company within two trading days of such request.  The Trading Advisor shall not be liable for the consequences of any decision by the Trading Manager to override instructions of the Trading Advisor, except to the extent that such consequences result from a material breach of this Agreement by the Trading Advisor or the Trading Advisor fails to comply with the Trading Manager’s decision to override an instruction.

(b) The Trading Advisor shall:

(i) Exercise good faith and due care in trading futures interests for the account of the Trading Company in accordance with the prohibitions and Trading Policies, and the trading systems, methods, and strategies of the Trading Advisor described in the Disclosure Document, with such changes and additions to such trading systems, methods or strategies as the Trading Advisor, from time to time, incorporates into its trading approach for accounts the size of the Trading Company.

                (ii) Provide the Trading Manager, within 45 days of the end of a calendar quarter, and within 45 days of a separate request which the Trading Manager may make from time to time, with information comparing the performance of the Trading Company’s account and the performance of other representative accounts (“Other Accounts”) directed by the Trading Advisor using the trading systems used by the Trading Advisor on behalf of the Trading Company over a specified period of time for the purpose of confirming that the Trading Company has been treated equitably compared to such Other Accounts.  In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor’s clients’ identities. The Trading Advisor shall, upon the Trading Manager’s request, consult with the Trading Manager concerning any discrepancies between the performance of such Other Accounts and the Trading Company’s account. The Trading Advisor shall promptly inform the Trading Manager in writing of any material discrepancies of which the Trading Advisor is aware. The Trading Manager acknowledges that the following differences in accounts may cause divergent trading results:  different trading strategies, methods or degrees of leverage, different trading policies, size of account, accounts experiencing differing inflows or outflows of equity, different risk profiles, accounts which commence trading at different times and accounts which have different portfolios or different fiscal years.

(iii) Inform the Trading Manager when the Trading Advisor’s open positions maintained by the Trading Advisor exceed the Trading Advisor’s applicable speculative position limits.

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                (iv) Upon request of the Trading Manager, promptly provide the Trading Manager with all information concerning the Trading Advisor and its activities reasonably requested by the Trading Manager (including, without limitation, information relating to changes in control, key personnel, trading approach, or financial condition).

             (c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Trading Company and not for the account, or at the risk of the Trading Advisor or any of its affiliates or each of their principals, stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor. All brokerage commissions and related transaction fees arising from such trading by the Trading Advisor shall be for the account of the Trading Company.

             (d) Subject to Section 7(a) hereof, the Trading Advisor shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Trading Company’s account including payment to the Commodity Brokers (as described in Section 4 hereof) of the floor brokerage commissions, exchange, NFA fees, and other transaction charges and give-up charges incurred by the Commodity Broker on such trades but only for the amount of the Commodity Brokers’ out-of-pocket costs in respect thereof, and only to the extent such errors are due to deficiencies of Trading Advisor’s internal control processes with respect to trading.  Additionally, the Trading Advisor shall not be responsible for errors committed or caused by the Commodity Brokers, or by floor brokers or other futures commission merchants.  The Trading Advisor’s errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders to the Commodity Brokers.  The Trading Advisor shall have an affirmative obligation to promptly notify the Trading Manager upon discovery of its own errors with respect to the account, and the Trading Advisor shall use its best efforts to identify and promptly notify the Trading Manager of any order or trade which the Trading Advisor reasonably believes was not executed in accordance with its instructions to any Commodity Broker or such other commodity broker utilized to execute orders for the Trading Company.

             (e) Prior to the commencement of trading by the Trading Company, the Trading Manager, on behalf of the Trading Company, shall deliver to the Trading Advisor a trading authorization appointing the Trading Advisor the Trading Company’s attorney-in-fact for such purpose (a form of which is attached hereto as Exhibit B).

             (f) In performing services to the Trading Company, the Trading Advisor shall utilize its Global Diversified Program (the “Trading Program”), as described in the Disclosure Document, and as modified from time to time. The Trading Advisor shall give the Trading Manager prior written notice of any change in the Trading Program that the Trading Advisor considers to be material (and shall not effect such change on behalf of the Trading Company without the Trading Manager’s consent), including any additional futures interests to be traded by the Trading Advisor not already listed on Exhibit C.  Changes in the futures interests traded, provided that such futures interests are listed on Exhibit C, shall not be deemed a modification of the Trading Program.

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3.	Trading Advisor as an Independent Contractor.

For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Trading Company or its Members in any way or otherwise be deemed an agent of the Trading Company or its Members.  Nothing contained herein shall be deemed to require the Trading Company to take any action contrary to the Operating Agreement or the Certificate of Formation of the Trading Company as from time to time in effect, or any applicable law or rule or regulation of any regulatory or self-regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor, the Trading Manager, or the Members, as members of any partnership, joint venture, association, syndicate or other entity, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, or issuer with respect to the Trading Company or its Members, nor does the Trading Advisor have any authority or responsibility with respect to the offer, sale or issuance of Units.

4.	Commodity Broker.

The Trading Advisor shall effect all transactions in futures interests for the Trading Company through the Trading Company’s separate account maintained with such commodity broker or brokers as the Trading Manager shall direct and appoint from time to time. Morgan Stanley & Co., Incorporated (“MS & Co.”), Morgan Stanley & Co. International Limited, and Morgan Stanley Capital Group Inc. (“MSCG” and collectively, the “Commodity Brokers”) may act as the clearing commodity brokers for the Trading Company, and MS & Co. and its affiliates may act as foreign exchange forward contract counterparty for the Trading Company.  MSCG and its affiliates may act as an options on foreign exchange forward contract counterparty for the Trading Company.  The Trading Manager shall provide the Trading Advisor with copies of brokerage statements.

Notwithstanding the foregoing, the Trading Advisor may execute trades through floor brokers other than those employed by MS & Co. and its affiliates so long as arrangements (including executed give-up agreements) are made for such floor brokers to “give-up” or transfer the positions to MS & Co. in conformity with the Trading Policies set forth in Exhibit A attached hereto.

5.	Fees.

(a) For the services to be rendered to the Trading Company by the Trading Advisor under this Agreement:

(i) The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of the Assets (as defined in Section 5(c) hereof) as of the first day of each month (the “Management Fee”).  The Management Fee is payable in arrears within 30 Business Days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day which the securities markets are open in the United States.

(ii) The Trading Company shall pay the Trading Advisor an incentive fee equal to 20% of the New Trading Profit (as defined in Section 5(d) hereof) in each capital account of the Members in the Trading Company (the “Capital Account”) that shall accrue monthly but is not payable until the end of each calendar quarter (the “Incentive Fee”).  The initial incentive period will commence on the date of the Trading Company’s initial closing for each Capital Account and shall end on the last day of the first full calendar quarter after such initial closing occurs.  The Incentive Fee is payable within 30 Business Days of the end of the calendar quarter for which it was calculated.

       (b) If this Agreement is terminated on a date other than the last day of a calendar quarter, the Incentive Fee shall be determined as if such date were the end of a calendar quarter. If this Agreement is terminated on a date other than the end of a month, the Management Fee described above shall be determined as if such date were the end of a month, but such fee shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of calendar days in the month. If, during any month after the Trading Company commences trading operations (including the month in which the Trading Company commences such operations), the Trading Company does not conduct business operations, or suspends trading for the account of the Trading Company managed by the Trading Advisor, or, as a result of an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the calendar days of that month for any reason, the Management Fee shall be prorated based on the ratio of the number of calendar days in the month which the Trading Company account managed by the Trading Advisor engaged in trading operations or utilizes the trading advice of the Trading Advisor to the total number of calendar days in the month. The Management Fee payable to the Trading Advisor for the month in which the Trading Company begins to receive trading advice from the Trading Advisor pursuant to this Agreement shall be prorated based on the ratio of the number of calendar days in the month from the day the Trading Company begins to receive such trading advice to the total number of calendar days in the month. In the event that there is an increase or decrease in the Assets as of any day other than the first day of a month, the Trading Advisor shall be paid a pro rata Management Fee on such increase or decrease in the Assets for such month.

       (c) The term “Net Assets” shall mean the total assets of the Trading Company (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value (marked-to-market) of all open futures interest positions and other assets of the Trading Company) less all liabilities of the Trading Company determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures or option contract traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures or option contract shall be traded by the Trading Company on the day with respect to which the Net Assets are being determined; provided, however, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the exchange on which that contract shall be traded or otherwise, the settlement price on the first subsequent day on which the contract could be  liquidated shall be the market value of such contract for such day, or if a contract could not be liquidated on such day due to the exchange being closed for an exchange holiday, the settlement price on the most recent preceding day on which the contract could have been liquidated shall be the market value of such contract for such day.  The market value of a forward contract or a futures or option contract traded on a foreign exchange or market shall mean its market value as determined by the Trading Manager on a basis consistently applied for each different variety of contract.

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       (d) The term “New Trading Profit” shall mean net futures interest trading profits (realized and unrealized) on the Assets in each Capital Account, decreased proportionally by the Trading Advisor’s monthly management fees, brokerage commissions, transaction costs and administrative fees.  Such trading profits and items of decrease shall be determined for each Capital Account from the end of the last calendar quarter in which an Incentive Fee was earned by the Trading Advisor or, if no Incentive Fee has been earned previously by the Trading Advisor with respect to a Capital Account, from the date that the Trading Advisor commenced managing the Assets in the Capital Account, to the end of the calendar quarter as of which such Incentive Fee calculation is being made. Extraordinary expenses do not reduce New Trading Profit. Interest income is not included in New Trading Profit. New Trading Profit shall be calculated before reduction for Incentive Fees paid or accrued so that the Trading Advisor does not have to earn back Incentive Fees.  Accrued Incentive Fees shall be paid to the Trading Advisor on those assets withdrawn from a Capital Account due to redemptions at the end of any month when such withdrawal of assets is made as if such month-end is the end of the calendar quarter.

       (e) If any payment of Incentive Fees is made to the Trading Advisor on account of New Trading Profit earned by the Trading Advisor for a Capital Account and the Trading Advisor thereafter fails to earn New Trading Profit or experiences losses for any subsequent incentive period, the Trading Advisor shall be entitled to retain such amounts of Incentive Fees previously paid to the Trading Advisor in respect of such New Trading Profit.

       (f) No Incentive Fees shall be payable to the Trading Advisor until the Trading Advisor has earned New Trading Profit; provided, however, that if the Assets of a Capital Account are reduced because of redemptions that occur at the end of, and/or subsequent to, a calendar quarter in which the Trading Advisor experiences a futures interest trading loss for the Trading Company, the trading loss that must be recovered before the Trading Advisor will be deemed to experience New Trading Profit in a subsequent calendar quarter will be equal to the amount determined by (x) dividing the Assets of each Capital Account after such decrease by the Assets in such Capital Account immediately before such decrease and (y) multiplying that fraction by the amount of the unrecovered futures interest trading loss prior to such decrease. In the event that the Trading Advisor experiences a trading loss for a Capital Account in more than one calendar quarter without the Trading Company paying an intervening Incentive Fee and Assets for a Capital Account are reduced in more than one such calendar quarter because of redemptions, then the trading loss for each such calendar quarter shall be adjusted in accordance with the formula described above and such reduced amount of futures interest trading loss shall be carried forward and used to offset subsequent futures interest trading profits.

       6.  Term

       (a) This Agreement shall continue in effect for a period of one year from the date the Agreement was entered into unless otherwise terminated as set forth in this Section 6. The Trading Advisor may terminate this Agreement at the end of such one-year period by providing prior written notice of termination to the Trading Company at least sixty days prior to the expiration of such one-year period. If the Agreement is not terminated upon the expiration of such one-year period, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein.  This Agreement shall automatically terminate if the Trading Company is dissolved.

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(b) The Trading Company and Trading Manager each shall have the right to terminate this Agreement in its discretion (i) at any month end upon five days’ prior written notice to the Trading Advisor, or (ii) at any time upon prior written notice to the Trading Advisor upon the occurrence of any of the following events: (A) if any person described as a “principal” of the Trading Advisor in the Offering Memoranda ceases for any reason to be an active “principal” of the Trading Advisor; (B) if the Trading Advisor becomes bankrupt or insolvent; (C) if the Trading Advisor is unable to use its trading systems or methods as in effect on the date hereof and as modified in the future for the benefit of the Trading Company; (D) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (E) except as provided in Section 11 hereof, if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interest trading systems or methods, or its goodwill to, any individual or entity; (F) if, at any time, the Trading Advisor violates any Trading Policy or administrative policy, except with the prior express written consent of the Trading Manager; (G) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement; or (H) if the Trading Advisor merges, consolidates or sells a substantial portion of its assets pursuant to Section 11 of this Agreement.

          (c) The Trading Advisor may terminate this Agreement at any time, upon thirty days’ prior written notice to the Trading Company and Trading Manager, in the event: (A) that the Trading Manager imposes additional trading limitation(s) in the form of one or more Trading Policies or administrative policies that the Trading Advisor does not consent to, such consent not to be unreasonably withheld; (B) the Trading Manager objects to the Trading Advisor implementing a proposed material change to the Trading Program and the Trading Advisor certifies to the Trading Manager in writing that it believes such change is in the best interests of the Trading Company; (C) the Trading Manager or the Trading Company materially breaches this Agreement and does not correct the breach within ten days of receipt of a written notice of such breach from the Trading Advisor; (D) the Assets fall below $1,000,000 (after adding back trading losses) at any time; (E) the Trading Company becomes bankrupt or insolvent, or (F) the registration of the Trading Manager with the CFTC as a commodity pool operator or its membership in the NFA is revoked, suspended, terminated or not renewed, or limited or qualified in any respect.  If the Trading Manager or Trading Company merges, consolidates or sells a substantial portion of its assets pursuant to Section 11 of this Agreement, the Trading Advisor may terminate this Agreement upon prior written notice to the Trading Manager and Trading Company.

(d) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Section 6 shall be without penalty or liability to any party, on account of such termination.

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(e) The indemnities set forth in Section 7 hereof shall survive any termination of this Agreement.

7.	Standard of Liability: Indemnifications.

          (a) Limitation of Trading Advisor Liability. In respect of the Trading Advisor’s role in the futures interests trading of the Trading Company, the Trading Advisor shall not be liable to the Trading Company or the Trading Manager or their partners, directors, officers, principals, managers, members, shareholders, employees, controlling persons or successors and assigns except that the Trading Advisor shall be liable for acts or omissions that constitute a breach of this Agreement or a representation, warranty or covenant herein, misconduct or negligence, or are the result of the Trading Advisor not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trading Company.

        (b) Trading Advisor Indemnity in Respect of Management Activities. The Trading Advisor shall indemnify, defend and hold harmless the Trading Company and the Trading Manager, their controlling persons, their affiliates and their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to this Agreement (except as covered by paragraph (d) below); provided that a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Trading Company and the Trading Advisor, such approval not to be unreasonably withheld) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute negligence, misconduct, or a breach of this Agreement or a representation, warranty or covenant of the Trading Company or the Trading Manager, their controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons and was done in good faith.

      (c) Trading Company Indemnity in Respect of Management Activities.  The Trading Company shall indemnify, defend and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons, from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Trading Company shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to this Agreement (except as covered by paragraph (e) below); provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Trading Company and the Trading Advisor, such approval not to be unreasonably withheld) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute negligence, misconduct, or a breach of this Agreement or a representation, warranty or covenant of the Trading Advisor, its controlling persons, its affiliates and directors, officers, shareholders, employees, and controlling persons and was done in good faith.
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(d) Trading Advisor Indemnity in Respect of Sale of Units. The Trading Advisor shall indemnify, defend and hold harmless the Trading Company, the Trading Manager, any selling agent, their controlling persons and their affiliates and their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities, costs, and expenses, (joint and several), to which any indemnified person may become subject (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such losses, claims, damages, liabilities, costs, or expenses (or action in respect thereof) arise out of, or are based upon: (i) a breach by the Trading Advisor of any applicable laws or regulations or any representation, warranty or agreement in this Agreement; or (ii) any materially untrue statement or omission relating or with respect to the Trading Advisor, or any of its principals, or their operations, trading systems, methods or performance, which was made in the Offering Memoranda or any amendment or supplement thereto or any other sales literature and furnished by the Trading Advisor for inclusion therein.

        (e)  Trading Company Indemnity in Respect of Sale of Units. The Trading Company shall indemnify, defend and hold harmless the Trading Advisor its controlling persons, their affiliates and their respective directors, officers, principals, managers, members shareholders, employees and controlling persons from and against any loss claim, damage, liability, cost, and expense, joint and several, to which any indemnified person may become subject (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Trading Company shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, unless such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon (i) a breach by the Trading Advisor of any applicable laws or regulations or any representation, warranty or agreement in this Agreement; or (ii) any materially untrue statement or omission relating or with respect to the Trading Advisor, or any of its principals or their operations, trading systems, methods or performance that was made in the Offering Memoranda or in any other sales literature and furnished by the Trading Advisor for inclusion therein.

        (f) Subject to Section 7(a) hereof, the foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.

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       (g) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party’s election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

Notwithstanding the preceding paragraph, if in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party’s interests or that there may be legal defenses available to the indemnified person that are different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified (provided the indemnified person is so entitled) by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action; claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party’s express written consent, but if any action, claim, or proceeding, is settled with the indemnifying party’s express written consent, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this Section 7.

8.	Right to Advise Others and Uniformity of Acts and Practices.

      (a) The Trading Advisor is engaged in the business of advising clients as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other clients (including affiliates and the stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) and trading for their own accounts. The Trading Advisor will use its best efforts to implement a fair and consistent allocation policy that seeks to ensure that all clients are treated equitably and positions allocated as nearly as possible in proportion to the assets available for trading of the accounts managed or controlled by the Trading Advisor.  Upon written request, the Trading Manager may request a copy of the Trading Advisor’s procedures regarding the equitable treatment of trades across accounts.  Such procedures shall be provided to the Trading Manager within 30 days of such request by the Trading Manager.  Except as otherwise set forth herein, the Trading Advisor and its principals and affiliates agree to treat the Trading Company in a fiduciary capacity to the extent recognized by applicable law, but subject to that standard.  Under no circumstances shall the Trading Advisor by any act or omission knowingly or intentionally favor any account advised or managed by the Trading Advisor over the account of the Trading Company in any way or manner. Nothing contained in this Section 8(a) shall preclude the Trading Advisor from charging different management and/or incentive fees to its clients. Subject to the Trading Advisor’s obligations under applicable law, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other clients and shall be free to trade on the basis of the same trading systems, methods, or strategies employed by the Trading Advisor for the account of the Trading Company, or trading systems, methods, or strategies that are entirely independent of, or materially different from, those employed for the account of the Trading Company, and shall be free to compete for the same futures interests as the Trading Company or to take positions opposite to the Trading Company, where such actions do not knowingly or intentionally prefer any of such accounts over the account of the Trading Company on an overall basis.

       (b) The Trading Advisor shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Trading Company, neither the Trading Advisor nor any of its principals or affiliates shall knowingly hold any position or control any other account that would cause the Trading Company, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the CEAct or any regulations promulgated thereunder, any other applicable law, or any applicable rule or regulation of the CFTC or any other regulatory or self regulatory body, exchange, or board; and (ii) neither the Trading Advisor nor any of its principals or affiliates shall render futures interests trading advice to any other individual or entity or otherwise engage in activity that shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory or self regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Trading Company; provided that the Trading Advisor may modify its trading systems, methods or strategies to accommodate the trading of additional funds or accounts.  If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Trading Company), (ii) the CFTC, or (iii) any other regulatory or self regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Trading Company’s account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts′ respective amounts available for trading (taking into account different degrees of leverage and “notional” equity) to the extent necessary to comply with the applicable position limits.

9.  Representations, Warranties, and Covenants of the Trading Advisor.

         (a) Representations and Warranties of the Trading Advisor. The Trading Advisor represents and warrants to and agrees with the Trading Manager and the Trading Company as follows:

       (i) It will exercise good faith and due care in implementing the Trading Program on behalf of the Trading Company as described in the Disclosure Document (as modified from time to time) or any other trading programs agreed to by the Trading Manager and the Trading Advisor.

       (ii) The Trading Advisor shall follow and comply with, at all times, the Trading Policies.

       (iii) The Trading Advisor shall trade the Assets pursuant to the same trading programs described in the Disclosure Document unless the Trading Manager and the Trading Advisor agree otherwise.

       (iv) The Trading Advisor is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business as a foreign corporation or and is in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor’s ability to perform its duties under this Agreement. The Trading Advisor has full power and authority to perform its obligations under this Agreement. The only principals of the Trading Advisor are those set forth in the Offering Memoranda and Disclosure Document (the “Trading Advisor Principals”).

       (v) The Disclosure Document contains all statements and information required to be included therein under the CEAct and other applicable laws, and such information is accurate and complete in all material respects.

       (vi) All references to the Trading Advisor and the Trading Advisor Principals and trading systems, methods and performance in the Offering Memoranda are accurate and complete in all material respects. With respect to the Trading Advisor, the Trading Advisor Principals, and its trading systems, methods and performance:  (i) the Offering Memoranda contains all statements and information required to be included therein under the CEAct and the rules and regulations thereunder, and (ii) the Offering Memoranda do not contain, and will not during the term of this Agreement contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading. Except as otherwise disclosed in the Offering Memoranda, the actual performance of each discretionary account directed by the Trading Advisor or any principal or affiliate of the Trading Advisor over the past five  years and year-to-date is disclosed in the Offering Memoranda on either a composite or a stand alone basis. The information regarding the actual performance of such accounts set forth in the Offering Memoranda has been calculated and presented in accordance with the descriptions therein and is complete and accurate in all material respects.

       (vii) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

       (viii) Each of the Trading Advisor and the Trading Advisor Principals has all federal, state and foreign governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with federal, state and foreign governmental and regulatory agencies required to conduct its business and to act as described in the Offering Memoranda or required to perform its or his obligations under this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

       (ix) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Offering Memoranda and the payment of the fees hereunder will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws (or any other organizational documents) of the Trading Advisor or any agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

       (x) Since the respective dates as of which information is given in the Disclosure Document, and except as may otherwise be stated in or contemplated by the Disclosure Document, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal.

       (xi) Except as set forth in the Disclosure Document there have not been and there is not pending, or to the best of the Trading Advisor’s knowledge after due inquiry, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor.  None of the Trading Advisor or any Trading Advisor Principal has received any notice of an investigation by the NFA, CFTC or other administrative agency or self-regulatory body (whether United States or foreign) regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct or any other applicable law.

       (xii) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder’s fee, similar fee, or rebate from any person in connection with the organization or operation of the Trading Company.

       (xiii) Participation by the Trading Advisor in accordance with the terms hereof and as described in the Offering Memoranda will not violate any provisions of the Investment Advisers Act of 1940, as amended.

       (xiv) Neither the Trading Advisor nor any Trading Advisor Principal will use or distribute the Offering Memoranda or any selling literature or engage in any selling activities whatsoever in connection with the offering of the Units.

       (xv) The information in the Offering Memoranda about the Trading Advisor does not contain any misleading or untrue statements of a material fact or omit to state a material fact required to be stated therein to make the statements not misleading.

     (xvi)  The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing representations or warranties inaccurate, the Trading Advisor shall promptly notify the Trading Manager and the Trading Company of the nature of such event.

    (b) Covenants of the Trading Advisor.  The Trading Advisor covenants and agrees that:

       (i) The Trading Advisor shall maintain all registrations and memberships necessary for the Trading Advisor to continue to act as described herein and to at all times comply in all respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor’s ability to act as described herein.

          (ii) The Trading Advisor shall inform the Trading Manager immediately as soon as the Trading Advisor or any Trading Advisor Principal becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting (or which may, with the passage of time, materially affect) the business of the Trading Advisor. The Trading Advisor shall also inform the Trading Manager immediately if the Trading Advisor or any of its officers becomes aware of any breach of this Agreement by the Trading Advisor.

             (iii) The Trading Advisor agrees to cooperate by providing information regarding itself and its performance in the preparation of any amendments or supplements to the Offering Memoranda (subject to the limitation set forth in Section 1 hereof).

       10.  Representations and Warranties of the Trading Company and the Trading Manager; Covenants of the Trading Manager.

       (a) The Trading Company and the Trading Manager represent and warrant to the Trading Advisor, as follows:

          (i) The Trading Company has provided to the Trading Advisor the Offering Memoranda in the form first issued. The Trading Company will ensure that the Members will not utilize any amendment or supplement to the Offering Memoranda unless the Trading Advisor has received reasonable prior notice of and a copy of such amendments or supplements and has approved any description of the Trading Advisor contained therein.

          (ii) Each Members’ organizational agreement provides for the subscription for and sale of the Units in the respective Member; all material actions required to be taken by each Member as a condition to the sale of its Units to qualified subscribers therefor has been, or prior to each closing described in the Member’s Confidential Private Placement Memorandum shall have been taken; and, upon payment of the consideration therefor specified in each accepted subscription agreement in such form as attached to the respective Member’s Confidential Private Placement Memorandum, the Units will constitute valid interests in the Member. Each Member is in material compliance with all laws, rules, regulations and orders of any governmental agency or self-regulatory organization applicable to the Member’s business and the offering, sale, issuance and distribution of its Units.

          (iii) The Trading Company is a limited liability company duly formed pursuant to its Certificate of Formation, Operating Agreement and the Delaware Limited Liability Company Act and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Offering Memoranda; the Trading Company is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Trading Company’s ability to perform its obligations hereunder.

          (iv) The Trading Manager is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Trading Manager’s ability to perform its obligations hereunder.

          (v) The Trading Company and the Trading Manager have full power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement and as described in the Offering Memoranda.

          (vi) As of the date hereof, the Offering Memoranda contain all statements and information required to be included therein by the CEAct or other applicable law and at all times subsequent thereto up to and including each closing, the Offering Memoranda will comply in all material respects with the requirements of the rules of the NFA, the CEAct or other applicable laws. The Offering Memoranda as of the initial closing (as described therein), date of issue, and at each closing will not contain any misleading or untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any supplemental sales literature, when read in conjunction with the Offering Memoranda, will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Offering Memoranda or supplemental sales literature made in reliance upon information furnished by and relating to the Trading Advisor, its trading methods or its trading performance.

          (vii) Since the respective dates as of which information is given in the Offering Memoranda, there has not been any material adverse change in the condition, financial or otherwise, or business of the Trading Manager or the Trading Company, whether or not arising in the ordinary course of business.

          (viii) This Agreement has been duly and validly authorized, executed and delivered by the Trading Manager on behalf of the Trading Company and constitutes a valid, binding and enforceable agreement of the Trading Company and the Trading Manager in accordance with its terms.

          (ix) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Offering Memoranda will not violate, or constitute a breach of, or default under, the Trading Manager’s certificate of incorporation or bylaws, or the Trading Company’s Certificate of Formation or Operating Agreement, or any material agreement or instrument by which either the Trading Manager or the Trading Company, as the case may be, is bound or any material order, rule, law or regulation applicable to the Trading Manager or the Trading Company of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the Trading Manager or the Trading Company.

          (x) Except as set forth in the Offering Memoranda, there has not been in the five years preceding the date of the Offering Memoranda and there is not pending or, to the Trading Manager’s knowledge, threatened, any action, suit or proceeding at law or in equity before or by any court or by any federal, state, municipal or other governmental body or any administrative, self-regulatory or commodity exchange organization to which the Trading Manager or the Trading Company is or was a party, or to which any of the assets of the Trading Manager or the Trading Company is or was subject; and neither the Trading Manager nor any of the principals of the Trading Manager (“Trading Manager Principals”) has received any notice of an investigation by the NFA, CFTC or any other administrative or self-regulatory organization regarding non-compliance by the Trading Manager or the Trading Manager Principals or the Trading Company with the CEAct, the Securities Act of 1933, as amended, or any applicable laws which are material to an investor’s decision to invest in a Member.

          (xi) The Trading Manager and the Trading Manager Principals have all federal, state and foreign governmental, regulatory and exchange approvals and licenses, and have effected all filings and registrations with federal, state and foreign governmental agencies required to conduct their business and to act as described in the Offering Memoranda or required to perform their obligations under this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in the NFA as a commodity pool operator) and will maintain all such required approvals, licenses, filings and registrations for the term of this Agreement. The Trading Manager’s principals identified in the Offering Memoranda are all of the Trading Manager Principals.

          (xii) The Trading Company is and shall remain in material compliance in all respects with all laws, rules, regulations and orders of any government, governmental agency or self-regulatory organization applicable to its business as described in the Offering Memoranda and this Agreement.

          (xiii) The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing representations or warranties inaccurate, the Trading Manager shall promptly notify the Trading Advisor of the nature of such event.

       (b) Covenants of the Trading Manager. The Trading Manager covenants and agrees that:
        (i) The Trading Manager shall maintain all registrations and memberships necessary for the Trading Manager to continue to act as described herein and in the Offering Memoranda and to all times comply in all respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Manager’s ability to act as described herein and in the Offering Memoranda.

       (ii) The Trading Manager shall inform the Trading Advisor immediately as soon as the Trading Manager, the Trading Company or any of their principals becomes the subject of any lawsuit, investigation, claim, or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business of the Trading Manager or the Trading Company. The Trading Manager shall also inform the Trading Advisor immediately if the Trading Manager or the Trading Company or any of their officers become aware of any material breach of this Agreement by the Trading Manager or the Trading Company.

       (iii) The Trading Company will furnish to the Trading Advisor copies of the Offering Memoranda, and all amendments and supplements thereto, in each case as soon as available and will ensure that the Members do not use any such amendments or supplements as to which the Trading Advisor in writing has reasonably objected.

11.	Merger or Transfer of Assets.

The Trading Manager, Trading Company or the Trading Advisor may merge or consolidate with, or sell or otherwise transfer its business, or all or a substantial portion of its assets, to any entity upon written notice to the other parties.

12.	Complete Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

13.	Assignment.

Subject to Section 11, hereof, this Agreement may not be assigned, transferred by operation of law, change in control or otherwise, by any party hereto without the express prior written consent of the other parties hereto.

14.	Amendment.

This Agreement may not be amended except by the written consent of the parties hereto.  No waiver of any provision of this Agreement shall be implied from any course of dealings between the parties, from any failure by any party to assert its rights hereunder or any occasion or series of occasions.

15.	Severability.

The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

16.	Closing Certificates.

(a) The Trading Advisor shall, at the Members’ initial closing and at the request of the Trading Manager at any monthly closing (as described in the Offering Memoranda), provide the following:

(i) To the Trading Manager, the Trading Company and the Members, a certificate, dated the date of any such closing and in form and substance satisfactory to such parties, to the effect that;

(A) the representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete on and as of the date of the closing, as if made on the date of the closing; and

(B) the Trading Advisor has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under this Agreement, at or prior to the date of such closing.

(ii) To the Trading Manager, the Trading Company and the Members, a report as of the closing date which shall present, for the period from the date after the last day covered by the historical performance records in the Offering Memoranda to the latest practicable day before closing, figures which shall be a continuation of such historical performance records and which shall certify that such figures are, to the best of such Trading Advisor’s knowledge, accurate in all material respects.

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(b) The Trading Advisor shall, at or before the Members’ initial closing (as described in the Offering Memoranda), provide a legal opinion of the Trading Advisor’s counsel in a form acceptable to the Trading Manager.

(c) The Trading Manager shall, at the Members’ initial closing and at the request of the Trading Advisor at any closing (as described in the Offering Memoranda), provide the following:

(i) To the Trading Advisor, a certificate, dated the date of such closing and in form and substance satisfactory to the Trading Advisor, to the effect that:

(A) the representations and warranties by the Trading Company and the Trading Manager in this Agreement are true, accurate, and complete on and as of the date of the closing as if made on the date of the closing;

(B) no order preventing or suspending the use of the Offering Memoranda has been issued by the CFTC, the Securities Exchange Commission, any state securities commission, or the NFA or other self-regulatory organization and no proceedings for that purpose shall have been instituted or are pending or, to the knowledge of the Trading Manager, are contemplated or threatened under the CEAct; and

(C) The Trading Company and the Trading Manager have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement at or prior to the date of the closing.

17.	Inconsistent Filings.

If the Trading Advisor intends to file, to participate in the filing of, or to publish any description of the Trading Advisor, or of its respective principals or trading approaches that is materially inconsistent with those in the Disclosure Document, the Trading Advisor shall inform the Trading Manager of such intention and shall furnish copies of all such filings or publications at least ten Business Days prior to the date of filing or publication.

18.	Disclosure Documents.

(a) During the term of this Agreement, the Trading Advisor shall furnish to the Trading Manager promptly copies of all disclosure-documents as filed in final form with the CFTC, NFA or other self-regulatory organization by the Trading Advisor.  The Trading Manager and Trading Company each acknowledge receipt of the Trading Advisor’s disclosure document dated October 1, 2006 (the “Disclosure Document”).

(b) The Trading Manager and the Trading Company will not distribute or supplement any promotional material relating to the Trading Advisor unless the Trading Advisor has approved reasonable prior notice of and a copy of such promotional material and has received such material in writing.

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19. Track Record.  The track record and other performance information of the Members shall be the property of the Trading Manager and not the Trading Advisor.

20.	Use of Name.

(a) The Trading Advisor hereby consents to the non-exclusive use by the Trading Company of (a) the name “Global Diversified Program", with respect to the Trading Company and (b) the name “Global Diversified Program" in any documentation regarding the Trading Company, only so long as the Trading Advisor serves as a trading advisor to the Trading Company.  Each of the Trading Company and the Trading Manager agree to indemnify and hold harmless the Trading Advisor, its partners, directors, officers, affiliates, employees and agents from and against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, attorneys' fees and disbursements, which may arise out of the Trading Company's or the Trading Manager's misuse of the name “Global Diversified Program"or out of any breach of, or failure to comply with, this Section 20.

(b)           Upon termination of this Agreement, the Trading Company, at its expense, as promptly as practicable:  (i) shall take all necessary action to cause the Offering Memoranda and organizational documents of the Trading Company to be amended in order to eliminate any reference to “Global Diversified Program" (except to the extent required by law, regulation or rule); and (ii) shall cease to use in any other manner, including, but not limited to, use in any sales literature or promotional material, the name “Global Diversified Program" or any name, mark or logo type derived from it or similar to it (except to the extent required by law, regulation or rule).

21.	Notices.

All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, by facsimile on receipt confirmation, by email followed by delivery of an original, or when given by registered or certified mail, postage prepaid, return receipt requested, on the second business day following the day on which it is so mailed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
                                                                                                                                                                      22

if to the Trading Company:

Morgan Stanley Managed Futures Kaiser I, LLC
 c/o Demeter Management Corporation
Managed Futures Department
330 Madison Avenue, 8th Floor
New York, NY  10017
Attn:  Walter Davis
Facsimile: 212-907-2750
Email: Jeremy.Beal@morganstanley.com

if to the Trading Manager:

Demeter Management Corporation
Managed Futures Department 330 Madison Avenue, 8th Floor New York, NY 10017 Attn: Walter Davis Facsimile: 212-907-2750 Email: Jeremy.Beal@morganstanley.com

With a copy to:

Alston & Bird LLP 90 Park Avenue New York, NY 10016 Attn: Timothy P. Selby Facsimile: (212) 210-9444 Email: timothy.selby@alston.com if to the Trading Advisor:
Kaiser Trading Group Pty. Ltd. Level 7, 417 St. Kilda Road Melbourne Victoria 3004 Australia Attn: Karl O’Shaughnessy Facsimile:+613 9866 9302 Email: karl@kaisertrading.com
22.	Continuing Nature of Representations Warranties and Covenants: Survival.

All representations, warranties and covenants contained in this Agreement shall be continuing during the term of this Agreement and the provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.  Each party hereby agrees that as of the date of this Agreement it is, and during its term shall be, in compliance with its representations, warranties and covenants herein contained.  In addition, if at any time any event occurs which would make any of such representations, warranties or covenants not true, the affected party will use its best efforts to promptly notify the other parties of such fact.
                                                                                                                                                               23

23.	Third-Party Beneficiaries.

Except for each of the Members who shall be a third-party beneficiary of the applicable provisions of this Agreement, this Agreement is not intended and shall not convey any rights to a party to this Agreement.

24.	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  If any action or proceeding shall be brought by a party to this Agreement or to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York or any Federal court sitting in the County, City and State of New York.  Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the State of New York or any federal court sitting in the County, City and State of New York.

25.	Remedies.

In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor agrees not to seek any prejudgment equitable or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement, except that Trading Advisor may seek a declaratory judgment with respect to the indemnification provisions of this Agreement.

26.	Headings.

Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

27.	Successors.

This Agreement including the representations, warranties and covenants contained herein shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and no other person shall have any right or obligation under this Agreement.

28.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

29.	Waiver of Breach.

The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or of a breach by any other party.  The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

MORGAN STANLEY MANAGED FUTURES KAISER I, LLC by Demeter Management Corporation Trading Manager
By Walter Davis Chairman and President

DEMETER MANAGEMENT CORPORATION
By Walter Davis Chairman and President

KAISER TRADING GROUP PTY. LTD. By Name: Title:
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EXHIBIT A

Morgan Stanley Managed Futures
MSC Fund Operations Procedures

Following is a list of abbreviations used in this Exhibit A:
•	“Fund(s)” refers to Morgan Stanley Managed Futures Funds that utilize MS&Co/MSIL/MSCG as a clearing commodity broker.
•	“Futures” is used to identify exchange traded futures, or forward contracts, and options on the same, that are cleared through a clearing house.
•	“FX” is used to identify non-exchange traded forward currency contracts, and options on the same, which are settled directly between the principals of the trades.
•	“General Partner” shall mean Demeter Management Corporation.
•	“MF” is Morgan Stanley Managed Futures.
•	“MSC” is MS&Co. and/or MSIL and/or MSCG (the Clearing Commodity Broker or FX Counterparty, as appropriate).
•	“MS&Co” is Morgan Stanley & Co., Inc. a subsidiary of Morgan Stanley (the Clearing Commodity Broker or FX (Non-Options) Counterparty as appropriate).
•	“MSIL” is Morgan Stanley International Ltd. a subsidiary of Morgan Stanley (a sub Clearing Commodity Broker). MSIL clears London Metal Exchange (“LME”) transactions on behalf of the Funds.
•	“MSCG” is Morgan Stanley Capital Group a subsidiary of Morgan Stanley (the FX Options Counterparty).

CONTACT INFORMATION:

Following are the Morgan Stanley departments involved in servicing the Funds and the corresponding contact information.

Abbreviation	Department	Primary Contact	Telephone	E-mail
Futures Desk	MSC Futures Trading Desk	Brian Jackman Dennis Scurletis	212.761.1782 212.761.2248	Brian.Jackman@morganstanley.com Dennis.Scurletis@morganstanley.com
Futures Ops	MSC Futures Operations	Steve Bucello Erik Barry	212.276.0477 212.276.0578	Steve.Bucello@morganstanley.com Erik.Barry@morganstanley.com
FX Desk	MSC Foreign Exchange Trading Desk	Marlena Demenus	212.761.2700	Marlena.Demenus@morganstanley.com
FX Ops	MSC Foreign Exchange Operations	John Fusco	718.754.4868	John.Fusco@morganstanley.com
MF Accounting	Morgan Stanley Managed Futures Accounting	Joe Tromello Kevin Scully	917.790.5702 917.790.5701	Joe.Tromello@morganstanley.com Kevin.Scully@morganstanley.com
MF Ops	Morgan Stanley Managed Futures Operations	Laura Finne	212.905.2720	Laura.Rosengren@morganstaley.com
MF Prod Org	Morgan Stanley Managed Futures Product Origination	Patrick Egan	212.905.2736	Patrick.Egan@morganstanley.com
MF Strat Plan	Morgan Stanley Managed Futures Strategic Planning	Chris Barry	212.905.2731	Chris.Barry@morganstanley.com

FUND ACCOUNTS:
Account Configuration
•
Futures and Futures Options Trading - For each CTA trading program three Fund trading accounts will be assigned.  A MS&Co segregated account, prefix 052.  A MS&Co secured account, prefix 05A.   A MSIL non-regulated (by the CFTC) account, prefix 045.

•	FX (Non-Options) Trading - One Fund account for each CTA trading program will be assigned at MS&Co, prefix 058.
•	FX Options Trading – One Fund account for each CTA trading program will be assigned at MSCG (if needed), prefix 057.
•
Excess and FX Custody Accounts – For each CTA trading program two Fund accounts will be set up at MS&Co.  One account will be designated as a custody account for MS&Co FX.  MF Ops will maintain equity in the custody account sufficient to cover margin requirements of the FX trading account.  The second account will contain the balance of excess equity that is not required in the custody and futures trading accounts.

Statements
•	Futures – The CTA should contact Futures Ops regarding access to Fund futures account statements.
•	FX – The CTA should contact FX Ops regarding access to Fund FX account statements.
•	Excess and Custody – The CTA should contact MF Ops regarding access to the Fund account statements at MS&Co.

FX TRADING:
FX Order Execution
•
FX trading of the Funds must be executed through the MSC FX Desk, unless the General Partner otherwise agrees in a form acceptable to the General Partner.  The CTA should contact the MSC FX Desk for information on trade execution procedures.

•	When trading FX Options, all premiums (on outright trades and cross currency trades) must be booked at the clearing broker so that the premium is stated in USD.
EFP Order Execution
•
The CTA may utilize the FX Desk to execute EFP transactions. The futures leg of an EFP will be subject to the futures brokerage fee.  The CTA should contact the FX Desk for information on EFP trade execution procedures.

Foreign Currency Conversions
•
The CTA is responsible for conversion into US dollars of all Fund foreign currency balances created as a result of futures and/or FX trading.  The CTA, at its own discretion, should place conversion orders directly to the FX desk.

FUTURES TRADING:
Order Execution Service
•	The MSC Futures Desk can provide the CTA with order execution facilities. The CTA should contact the Futures Desk for information on trade execution procedures.
“Give Up” Order Execution
•
The CTA shall ensure that a “give-up” execution agreement is in place prior to the execution of any trade through a floor broker in accordance with this Agreement or as otherwise provided in writing to the CTA by the General Partner.

•
On exchanges allowing “give up” execution, the CTA may have orders executed away from MSC and give up trades to MSC for clearing.  The CTA should contact Futures Ops for information on trade “give up” procedures.  The CTA should ensure that executing brokers give trades up on a timely basis.  The CTA should ensure that executing brokers make timely payment on price adjustments, when applicable.   For futures trades at exchanges where give-up execution is not allowed, the CTA must use the execution facilities provided by the Clearing Commodity Broker.

 “Give Up” Agreements
•
The CTA may authorize payment of an execution service fee (“Give-Up Fee”) only to the executing clearing firm or the floor broker (the “Executing Broker”) that directly gives the futures trade to the Clearing Commodity Broker for such clearance, and in an amount not greater than the amount permitted by the General Partner from time to time (the “Execution Allowance”).  The Execution Allowance shall be based on the General Partner’s assessment for prevailing competitive rates for Give-Up Fees.

•
The four party FIA/FOA uniform “give up” agreement is the acceptable form for futures “give ups”.  The “Morgan Stanley Managed Futures Give Up Policy and Billing Procedures” and “Morgan Stanley Managed Futures Execution Allowance” schedule will be made part of each “give up” agreement.  The trader version FIA/FOA EFP agreement is the acceptable form for EFP “give ups”.  The CTA should send agreements that have been signed by both the CTA and executing broker to MF Ops, attention Laura Rosengren, Morgan Stanley, Managed Futures, 330 Madison Avenue, 8th Floor, New York, NY 10017.

“Give Up” Execution Payment
•
Give Up Fee Bills in amounts up to the Execution Allowance will be processed by Futures Ops, with notice provided to the CTA.  To the extent that such bills will be greater than the Execution Allowance, the CTA will obtain the prior written consent of the General Partner.  Refer to the  “Morgan Stanley Managed Futures Give Up Policy and Billing Procedures” for specific information.

•	The CTA shall provide that information which may reasonably be requested by the General Partner to verify the Give-Up Fees processed by Futures Ops.

ACCOUNT MAINTENANCE:
Trade Allocations
•
The CTA is responsible for determining the trade allocation procedure for Fund trading accounts, in accordance with CFTC regulations.  The CTA should ensure that the procedure was followed correctly, and that trades are booked accordingly in Fund accounts.

Trade Reporting; (Futures)
•	The CTA is responsible for reporting all trades to Futures Ops on a timely basis to facilitate clearing and reduce operational risk. The CTA should contact Futures Ops for additional information.
Daily Trade Checkout
•
The CTA is responsible for daily, end of trading day, checkout of all trades (including currency conversion trades) with Futures and FX Ops.  The CTA should contact Futures and FX Ops to determine specific checkout procedures.

Daily Statement Reconciliation
•	The CTA is responsible for daily statement trade activity and position balancing with FX and Futures Operations. The CTA should contact FX and Futures Ops to determine specific balancing procedures.
•
The CTA should provide a daily, trade reconciliation for each Fund account to MF Ops, by 10:00 a.m. EST/EDT.  Reconciliation reports can be emailed to mf.ops@morganstanley.com and should specify trades to be added or canceled in each account, with a valuation versus the current settlement price of the product, and any pending cash adjustments due from executing brokers or for bookkeeping corrections.  (MF Ops provides MF Accounting/the Administrator with adjusting information for the calculation of NAV.)  Please contact MF Ops if you have any questions regarding this procedure.

•	The CTA should notify MF Ops of any incorrect settlement prices it becomes aware of with regard to the MSC account statements of a Fund.
Monitoring of Delivery Periods and Option Expirations
•
The CTA is responsible for monitoring delivery periods (first notice dates and last trade dates), option expirations (option expiration and last trade dates), and forward settlement and/or maturity dates.

•	The CTA should take appropriate actions to ensure that futures contracts do not result in delivery.
•
The CTA should ensure that their intentions regarding any open option positions, at the time of expiration, have been communicated appropriately to the Futures or FX Ops areas.  Contact Futures and FX Ops for specific communication procedures.

Margin Maintenance and Cash Transaction (Journal) Reconciliation
•	MF Ops is responsible for balancing of all journal entries in all Fund accounts and for ensuring the requisite corrective action is taken for each reconciling item.
•
MF Ops is responsible for the authorization of Fund margin transfers between MSC and MS&Co accounts for the purpose of maintaining equity (and/or collateral) in amounts sufficient to meet Fund margin requirements in the MSC Futures accounts and the FX custody accounts.

TRADING LEVEL NOTIFICATION:
•	For new trading allocations, MF Prod Org will provide notification to the CTA of trading authorization and the trading commencement date, along with notification of the initial trading level.
•
Thereafter, notification of estimated monthly net additions/withdrawals will be distributed by MF Strat Plan.  On the third to last business day of each month a preliminary estimate will be provided.  On the first business day of each month a final estimate will be given.  Any material adjustment (1% of account equity) from the final estimate to the actual will be provided.  Notification will be made via fax or email and the CTA will be asked to acknowledge receipt via fax or email.  Questions regarding this procedure can be directed to MF Strat Plan.

•	Subsequent to a Fund’s monthly closing, actual additions and withdrawals will be processed by MF Accounting/the Administrator via journal entry in the Fund “excess” account at MS&Co.
•	Any other trading level/asset allocation changes will be communicated in writing from MF Prod Org or MF Strat Plan.

FUND ACCOUNTING:
Net Asset Value Calculation
•	MF Accounting/the Administrator is responsible for determination of daily NAV estimates for the Funds.
•	MF Accounting/the Administrator will determine the actual month end NAV of a Fund during the monthly closing process.
Brokerage Commission and Transaction Fees
•
Brokerage commissions for each Fund will be charged in a manner consistent with the prospectus or offering memorandum.  The CTA should contact MF Accounting/the Administrator for additional information.

Fund Fee Processing
•	Fund interest and all Fund fees, exclusive of brokerage commissions and transaction fees, will be processed in a Funds “excess” account at MS&Co.
•
MF Accounting/the Administrator will determine fees due to the CTA during the monthly closing process and notify the CTA of the fees via the monthly performance tables.  The CTA should provide contact information regarding fees to MF Accounting/the Administrator.

•	MF Accounting/the Administrator will make payment of fees to the CTA via wire transfer. The CTA should provide wire instructions to MF Accounting/the Administrator.

ERROR POLICY:

•	The provisions of Section 2(d) of this Agreement shall govern trading errors.

BORROWING:

The CTA shall not use borrowed money to leverage any trades, unless otherwise approved by the General Partner.

EXHIBIT B

COMMODITY TRADING AUTHORITY

Dear Kaiser Trading Group Pty. Ltd.:

Morgan Stanley Managed Futures Kaiser I, LLC (the “Trading Company”) and Demeter Management Corporation, the Trading Company’s Trading Manager (the “Trading Manager”) do hereby make, constitute and appoint you as the Trading Company’s attorney-in-fact to buy and sell futures and forward contracts through such futures commission merchants as shall be agreed on by you and the Trading Manager on behalf of the Trading Company, pursuant to the trading program identified in the Agreement among the Trading Company, the Trading Manger and you as of the ____ day of _________, 2007, as amended or supplemented, and in accordance with the terms and conditions of said Agreement.

This authorization shall terminate and be null, void and of no further effect simultaneously with the termination of the said Agreement.

Very truly yours,
MORGAN STANLEY MANAGED FUTURES KAISER I, LLC by Demeter Management Corporation Trading Manager
By Walter Davis Chairman and President

DEMETER MANAGEMENT CORPORATION
By Walter Davis Chairman and President

B-1

EXHIBIT C

FUTURES INTERESTS TRADED

                                                                                                                                                                                                         C-1